Exhibit 4.7

                              1989 STOCK PLAN OF
                        BUSINESS INSURANCE CORPORATION

                 As Amended and Restated, September 22, 1992

          SECTION 1.  ESTABLISHMENT AND PURPOSE.

                    The Plan was established in 1989 to offer selected employees, directors, advisers and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

          SECTION 2.  DEFINITIONS.

                         (a)  "Board of Directors" shall mean the
          Board of Directors of the Company, as constituted from time to time.

                         (b)  "Code" shall mean the Internal
          Revenue Code of 1986, as amended.

                         (c)  "Committee" shall mean a committee of
          the Board of Directors, as described in Section 3(a).

                         (d)  "Company" shall mean Business
          Insurance Corporation, a Delaware corporation.

                         (e)  "Employee" shall mean (i) any
          individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors and (iii) an independent contractor or advisor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors or as an independent contractor or advisor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

                         (f)  "Exercise Price" shall mean the
          amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

                         (g)  "Fair Market Value" shall mean the
          fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

                         (h)  "ISO" shall mean an employee
          incentive stock option described in section 422 of the Code.

                         (i)  "Nonstatutory Option" shall mean an
          employee stock option not described in section 422 of the Code.

                         (j)  "Offeree" shall mean an individual to
          whom the Committee has offered the right to acquire
          Shares under the Plan (other than upon exercise of an Option).

                         (k)  "Option" shall mean an ISO or
          Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

                         (l)  "Optionee" shall mean an individual
          who holds an Option.

                         (m)  "Plan" shall mean this 1989 Stock
          Plan of Business Insurance Corporation, as amended.

                         (n)  "Purchase Price" shall mean the
          consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

                         (o)  "Service" shall mean service as an
          Employee.

                         (p)  "Share" shall mean one share of
          Stock, as adjusted in accordance with Section 9 (if applicable).

                         (q)  "Stock" shall mean the Common Stock
          of the Company.

                         (r)  "Stock Option Agreement" shall mean
          the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his Option.

                         (s)  "Stock Purchase Agreement" shall mean
          the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

                         (t)  "Subsidiary" shall mean any
          corporation, if the Company and/or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                         (u)  "Total and Permanent Disability"
          shall mean that the Optionee is unable to perform his customary duties as an Employee by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than six months.

          SECTION 3.  ADMINISTRATION.

                         (a)  Committee Membership. The Plan shall
          be administered by the Board of Directors unless and until the Board of Directors delegates administration to a committee, as provided in this Section 3. The Board of Directors may delegate administration of the Plan to a committee composed of not fewer than two (2) directors (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 3(b). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and notwithstanding anything to the contrary contained herein, the Board of Directors may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

                         (b)  The term "disinterested person," as
          used in this Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) ("Rule 16b-3(c)(2)(i)") promulgated under the Exchange Act; or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

                         (c)  Any requirement that an administrator
          of the Plan be a "disinterested person" shall not apply
          (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board of Directors or the Committee expressly declares that such requirement shall not apply.

                         (d)  Committee Procedures. The Board of
          Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and place as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

                         (e)  Committee Responsibilities. Subject
          to the provisions of the Plan, the Board of Directors, or if one be appointed, the Committee, shall have full authority and discretion to take the following actions:

                              (i)  To interpret the Plan and
               to apply its provisions;

                             (ii)  To adopt, amend or rescind
               rules, procedures and forms relating to the Plan;

                            (iii)  To authorize any person to
               execute, on behalf of the Company, any
               instrument required to carry out the purposes of the Plan;

                             (iv)  To determine when Shares
               are to be awarded or offered for sale and when
               Options are to be granted under the Plan;

                              (v)  To select the Offerees and
               Optionees;

                             (vi)  To determine the number of
               Shares to be offered to each Offeree or to be made subject to each Option;

                            (vii)  To prescribe the terms and
               conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                           (viii)  To prescribe the terms and
               conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                             (ix)  To amend any outstanding
               Stock Purchase Agreement or Stock Option
               Agreement, subject to applicable legal
               restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                              (x)  To prescribe the
               consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                             (xi)  To take any other actions
               deemed necessary or advisable for the
               administration of the Plan.

          All decisions, interpretations and other actions of the Board of Directors or Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Board of Directors or Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

                         (f)  Financial Reports. Not less often
          than annually, the Company shall furnish to Optionees and Offerees reports of its financial condition, unless such optionees and Offerees have access to equivalent information through their employment. Such reports need not be audited.

          SECTION 4.  ELIGIBILITY.

                         (a)  General Rule. Only Employees shall be
          eligible for designation as Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

                         (b)  Directors.  A director shall in no
          event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director: (i) the Board of Directors has delegated its discretionary authority over the Plan to a committee which consists solely of "disinterested persons" as defined in subparagraph 3(b);
          (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect; or (iii) the Board of Directors or the Committee expressly declares that such requirement will not apply. The Board of Directors shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect, unless the Board or the committee expressly declares that such requirement will not apply. This subparagraph 4(b) shall not apply prior to the date of the first registration of an equity security of the Company under
          Section 12 of the Exchange Act.

                         (c)  Ten-Percent Shareholders. An Employee
          who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee or Offeree unless (i) the Exercise Price or Purchase Price (if any) is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

                         (d)  Attribution Rules. For purposes of
          Subsection (c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

                         (e)  Outstanding Stock. For purposes of
          Subsection (c) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

          SECTION 5.  STOCK SUBJECT TO PLAN.

                         (a)  Basic Limitation.  Shares offered
          under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 514,000 Shares, subject to adjustment pursuant to Section 9, provided, however, that the number of Shares which may be issued from time to time under the Plan (upon exercise of Options or other rights to purchase Shares) shall not in the aggregate (inclusive of prior outstanding issuances under the Plan) exceed 30% of the then (upon the date of such issuance) outstanding stock of the Company (treating for purposes of this computation, all shares of Preferred Stock of the Company as having been converted into Stock on the date of such issuance). The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

                         (b)  Additional Shares. In the event that
          any outstanding Option or other right for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

          SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.

                         (a)  Stock Purchase Agreement. Each award
          or sale of Shares under the Plan (other than upon exercise of an option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

                         (b)  Duration of Offers and
          Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

                         (c)  Purchase Price. The Purchase Price of
          Shares to be offered under the Plan shall not be less than 85 percent of the Fair Market Value of such Shares, except as otherwise provided in Section 4(c). Subject to the preceding sentence, the Purchase Price shall be determined by the Committee as its sole discretion. The Purchase Price shall be payable in a form described in
          Section 8.

                         (d)  Withholding Taxes. As a condition to
          the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

                         (e)  Restrictions on Transfer of Shares.
          Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. Any service-based vesting conditions shall not be less rapid than the schedule set forth in Section 7(e).

          SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

                         (a)  Stock Option Agreement. Each grant of
          an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

                         (b)  Number of Shares. Each Stock Option
          Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

                         (c)  Exercise Price. Each Stock Option
          Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

                         (d)  Withholding Taxes. As a condition to
          the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

                         (e)  Exercisability and Term. Each Stock
          Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. An Option shall become exercisable at least as rapidly as set forth in the following schedule:

                    Anniversary of           Percentage of Shares
                    Date of Grant                 Exercisable

                          First . . . . . . . . . . .  20%
                          Second  . . . . . . . . .    40%
                          Third . . . . . . . . . .    60%
                          Fourth  . . . . . . . . .    80%
                          Fifth . . . . . . . . . .   100%

          Subject to the preceding sentence, the vesting of any option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability, retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

                         (f)  Nontransferability. During an
          Optionee's lifetime, his Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

                         (g)  Termination of Service (Except by
          Death). If an Optionee's Service terminates for any reason other than his death, then his Option(s) shall expire on the earliest of the following occasions:

                              (i)  The expiration date
               determined pursuant to Subsection (e) above;

                             (ii)  The date 90 days after the
               termination of his Service for any reason other than Total and Permanent Disability; or

                            (iii)  The date six months after
               the termination of his Service by reason of Total and Permanent Disability.

          The Optionee may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his Service but before the expiration of his Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination.

                         (h)  Leaves of Absence. For purposes of
          Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

                         (i)  Death of Optionee. If an Optionee
          dies while he is in Service, then his Option(s) shall expire on the earlier of the following dates:

                              (i)  The expiration date
               determined pursuant to Subsection (e) above; or

                             (ii)  The date six months after
               his death. All or part of the Optionee's
               Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his death or became exercisable as a result of his death. The balance of such Option(s) shall lapse when the Optionee dies.

                         (j)  No Rights as a Stockholder. An
          Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

                         (k)  Modification, Extension and Renewal
          of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

                         (l)  Restrictions on Transfer of Shares.
          Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. Any service-based vesting conditions shall not be less rapid than the schedule set forth in Subsection (e) above.

          SECTION 8.  PAYMENT FOR SHARES.

                         (a)  General Rule.  The entire Purchase
          Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b) and (c) below.

                         (b)  Surrender of Stock. To the extent
          that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

                         (c)  Services Rendered. At the discretion
          of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

          SECTION 9.  ADJUSTMENT OF SHARES.

                         (a)  General. In the event of a
          subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

                         (b)  Reorganizations. In the event that
          the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation), provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering (i) the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or (ii) the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

                         (c)  Reservation of Rights. Except as
          provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          SECTION 10.  SECURITIES LAWS.

                    Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

          SECTION 11.  NO EMPLOYMENT RIGHTS.

                    No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

          SECTION 12.  DURATION AND AMENDMENTS.

                         (a)  Term of the Plan. The Plan, as set
          forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any Option grants or Stock awards already made shall be null and void, and no additional Option grants or Stock awards shall be made after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

                         (b)  Right to Amend or Terminate the Plan.
          The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which (i) materially increases the benefits accruing to participants under the Plan; (ii) materially increases the number of Shares available for issuance under the Plan (except as provided in Section 9); (iii) materially changes the class of persons who are eligible for the grant of ISOs, or (iv) modifies the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

                         (c)  Effect of Amendment or Termination.
          No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

          SECTION 13.  EXECUTION.

                    To record the adoption of the Plan by the Board of Directors and the Stockholders as amended and restated on September 22, 1992, the Company has caused its authorized officer to execute the same.

                                   BUSINESS INSURANCE CORPORATION

                                   By